Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender of Any or All of the
Unregistered 10.125% Notes due 2015 and

Unregistered 10.375% Notes due 2018

of

Vulcan Materials Company

Pursuant to the Prospectus dated          , 2009

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to tender the Old Notes (as defined below) described in the prospectus dated          , 2009 (as the same may be supplemented from time to time, the “Prospectus”) of Vulcan Materials Company, a New Jersey corporation (the “Issuer”), if (i) certificates for any of the outstanding 10.125% Notes due 2015 and outstanding 10.375% Notes due 2018 (collectively, the “Old Notes”) are not immediately available, (ii) time will not permit the Old Notes, the letter of transmittal and all other required documents to be delivered to Citibank, N.A. (the “Exchange Agent”) prior to       p.m., New York City Time,          , 2009 or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mailed to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer — Procedures for Tendering Old Notes” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

CITIBANK, N.A.

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:
Citibank, N.A.	Citibank, N.A.	Citibank, N.A.
111 Wall Street, 15th Floor	111 Wall Street, 15th Floor	111 Wall Street, 15th Floor
New York, NY 10005	New York, NY 10005	New York, NY 10005
Attn: 15th Floor Window	Attn: 15th Floor Window	Attn: 15th Floor Window

By Facsimile:	To Confirm by Telephone:
(212) 657-1020	(800) 422-2066
(any fax to be followed by original)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Guarantor Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus and the related letter of transmittal which describe the Issuer’s offer (the “Exchange Offer”) to exchange the Issuer’s registered 10.125% Notes due 2015 and registered 10.375% Notes due 2018 (collectively, the “Exchange Notes”), for a like principal amount of the Issuer’s outstanding unregistered 10.125% Notes due 2015 and outstanding unregistered 10.375% Notes due 2018 (collectively, the “Old Notes”). The Old Notes may only be tendered in an integral multiple of $1,000 in principal amount, subject to a minimum denomination of $2,000.

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of the Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

The undersigned understands that (i) no withdrawal of a tender of any of the Old Notes may be made on or after the Expiration Date and (ii) for a withdrawal of a tender of any of the Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this notice of guaranteed delivery prior to the Expiration Date.

The undersigned also understands that the exchange of the Old Notes for the Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Old Notes (or book-entry confirmation of the transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) and (ii) a letter of transmittal (or facsimile thereof) with respect to such Old Notes, properly completed and duly executed, with any required signature guarantees, this notice of guaranteed delivery and any other documents required by the letter of transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the letter of transmittal, and any other documents required by the letter of transmittal.

All authority conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s) (please print or type):

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If the Old Notes will be delivered by book-entry transfer at DTC, insert Depository Account Number:

Date:

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Certificate Number(s)*	Principal Amount of the

Old Notes Tendered**

*	Need not be completed if the Old Notes being tendered are in book-entry form.

**	Must be an integral multiple of $1,000 in principal amount, subject to a minimum denomination of $2,000.

This notice of guaranteed delivery must be signed by the registered holder(s) of the Old Notes exactly as its (their)
name(s) appear on the certificate(s) for such Old Notes or on a security position listing as the owner of the Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, you must provide the following information.

Name(s):

Title(s):

Signature(s):

Address(s):

DO NOT SEND THE OLD NOTES WITH THIS FORM.  THE OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an Eligible Guarantor Institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (1) represents that each holder of the Old Notes on whose behalf this tender is being made own(s) the Old Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (2) represents that such tender of the Old Notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a letter of transmittal, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal, and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date of the Exchange Offer.

Name of Firm:

Address:

(Zip Code)

(Authorized Signature)

Name:
(Please Print or Type)

Title:

Telephone Number:	Date:

The institution that completes the notice of guaranteed delivery must (i) deliver or otherwise transmit the same to the Exchange Agent at its address set forth above by hand, facsimile or mail, on or prior to the Expiration Date, and (ii) deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed letter of transmittal (or facsimile thereof) or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the letter of transmittal in lieu thereof), with any required signature guarantees and any other documents required by the letter of transmittal to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such institution.

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